EXHIBIT 99.1

EVO Reports Third Quarter 2019 Results

ATLANTA, Nov. 07, 2019 (GLOBE NEWSWIRE) -- EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its third quarter 2019 financial results. For the third quarter ended September 30, 2019, reported revenue was $122.4 million, compared to $144.8 million in the prior year, which reflects the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019. Adjusted revenue for the third quarter was $152.6 million, compared to $144.8 million in the prior year, an increase of 5%. On a currency neutral basis, adjusted revenue for the third quarter increased 8%.  On a GAAP basis for the third quarter, net loss was $5.0 million or a loss of $0.05 per share, basic and diluted, attributable to EVO Payments, Inc. Adjusted EBITDA increased 10% to $42.2 million for the quarter, compared to $38.4 million in the prior year. On a currency-neutral basis, adjusted EBITDA grew 13% over the prior year.

“EVO delivered strong growth once again in the third quarter” stated James G. Kelly, Chief Executive Officer of EVO. “We expanded our tech-enabled businesses through enhanced capabilities and distribution in both Europe and North America to secure additional growth opportunities to complement our bank referral channels. This quarter we also announced the acquisition of Delego to support our B2B business in the U.S. and Canada, as there is a long runway in this fast-growing component of the payments market.”

Outlook
“Based on our financial performance in the nine months ended September 30, 2019, and our outlook for the remainder of the year, we are providing an update to our 2019 guidance,” stated James G. Kelly, Chief Executive Officer of EVO. We now expect reported revenue with the impact of ASC 606 to range from $486 million to $490 million. On an adjusted basis, adding back the impact of ASC 606, we now expect revenue to range from $596 million to $600 million for growth of 5% to 6% over 2018. On a currency neutral basis, we now expect adjusted revenue to grow 8% to 9% compared to 2018 results.

Net loss is expected to be in a range of $18 million to $13 million compared to a net loss of $99 million in 2018. Adjusted EBITDA is expected to be in a range of $159 million to $163 million, reflecting growth of 7% to 10% over 2018 adjusted EBITDA or 10% to 13% on a currency-neutral basis. Net loss per share attributable to EVO on a GAAP basis is now expected to be 19 cents to 15 cents, compared to a net loss per share attributable to EVO of 70 cents in 2018. Pro forma adjusted net income per share is now expected to be in the range of 58 cents to 61 cents, reflecting growth of 12% to 17%. These numbers are calculated based on a pro forma share count of 86.2 million shares, which includes all share classes.”

Conference call
EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Thursday, November 7, 2019 to discuss the results. Participants may access the conference call via the investor relations section of the Company’s website at www.evopayments.com, or participants may also dial (877) 356-5729 inside the U.S. and Canada and (629) 228-0718 outside the U.S. and Canada to listen. The conference ID number is 2555369. A recording of the call will be archived on the Company's investor relations website following the live call.

Forward-Looking Statements
This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates and expectations, taking into account the information currently available to us and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (2) the impact of substantial and increasingly intense competition; (3) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (4) the effects of global, domestic and local economic, political and other conditions; (5) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; (6) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (7) failures in our processing systems, software defects, computer viruses and development delays; (8) degradation of the quality of the products and services we offer, including support services; (9) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (10) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidations; (11) increased customer, referral partner, or sales partner attrition; (12) the incurrence of chargebacks; (13) failure to maintain or collect reimbursements; (14) fraud by merchants or others; (15) the failure of our third-party vendors to fulfill their obligations; (16) failure to maintain merchant and sales relationships and financial institution alliances; (17) ineffective risk management policies and procedures; (18) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (19) damage to our reputation, or the reputation of our partners; (20) seasonality and volatility; (21) our inability to recruit, retain and develop qualified personnel; (22) geopolitical and other risks associated with our operations outside of the United States; (23) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (24) increases in card network fees; (25) failure to comply with card networks requirements; (26) a requirement to purchase our eService subsidiary in Poland; (27) changes in foreign currency exchange rates; (28) future impairment charges; (29) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (30) changes to, or the potential phasing out of, LIBOR; (31) restrictions imposed by our credit facilities and outstanding indebtedness; (32) participation in accelerated funding programs; (33) failure to enforce and protect our intellectual property rights; (34) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy and financial institutions; (35) impact of new or revised tax regulations; (36) legal proceedings; (37) our dependence on distributions from our subsidiary EVO Investco, LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our periodic reports) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (38) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (39) the risk that we could be deemed an investment company under the Investment Company Act of 1940; (40) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (41) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (42) the effect of the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), which allows us to reduce our SEC disclosure and postpone compliance with certain laws and regulations intended to protect investors; (43) the impact of no longer qualifying as an “emerging growth company” under the JOBS Act after December 31, 2019; (44) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (45) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (46) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (47) the other risks and uncertainties contained from time to time in our filings with the SEC, including our quarterly reports on Form 10-Q and our annual report on From 10-K. We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income/(loss) and earnings per share information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release to assist with evaluating performance. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation, giving pro forma effect to the Company’s going forward effective tax rate following its Up-C reorganization, costs related to restructuring transactions, acquisition costs and other transitionary costs. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance without taking into account fluctuations caused by currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release. The Company also presents adjustments to its reported segment profit in this release. Segment profit is adjusted to exclude the impact of share-based compensation, transition, acquisition-related and integration costs.

Adjusted EBITDA is a non-GAAP measure presented in this release. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA is included in this release because it is a key metric used by the Company’s management and board of directors to assess the Company’s financial performance. The presentation of Adjusted EBITDA is intended to provide additional information to investors about the Company’s results of operations that management utilizes on an ongoing basis to assess the Company’s core operating performance. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of share-based compensation, transition, acquisition-related and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO Payments, Inc.
Contact:
Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% change	2019	2018	% change

Revenue	$122,363	$144,758	(15%)	$356,398	$413,931	(14%)
Operating expenses:
Cost of services and products, exclusive of depreciation and amortization shown separately below	24,065	46,949	(49%)	72,900	141,826	(49%)
Selling, general and administrative	63,864	67,802	(6%)	196,592	242,982	(19%)
Depreciation and amortization	22,804	20,488	11%	68,412	61,308	12%
Impairment of intangible assets	3,872	-	NM	10,504	-	NM
Total operating expenses	114,605	135,239	(15%)	348,408	446,116	(22%)
Income (loss) from operations	7,758	9,519	(18%)	7,990	(32,185)	NM
Other (expense) income:
Interest income	858	507	69%	2,268	1,622	40%
Interest expense	(11,085)	(10,583)	5%	(34,006)	(47,453)	(28%)
Income (loss) from investment in unconsolidated investees	167	(36)	(564%)	436	725	(40%)
Gain on acquisition of unconsolidated investee	-	8,659	NM	-	8,659	NM
Other income (expense), net	888	211	321%	2,498	(2,963)	NM
Total other expense	(9,172)	(1,242)	638%	(28,804)	(39,410)	(27%)
(Loss) income before income taxes	(1,414)	8,277	(117%)	(20,814)	(71,595)	(71%)
Income tax (expense) benefit	(3,590)	(32,155)	(89%)	618	(7,974)	(108%)
Net loss	(5,004)	(23,878)	(79%)	(20,196)	(79,569)	(75%)
Less: Net income attributable to non-controlling interests in consolidated entities	(2,220)	(2,433)	(9%)	(4,798)	(4,434)	8%
Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	5,380	(1,078)	NM	18,323	73,328	(75%)
Net loss attributable to EVO Payments, Inc.	$(1,844)	$(27,389)	(93%)	$(6,671)	$(10,675)	(38%)

Earnings per share
Basic	($0.05)	($1.51)		($0.22)	($0.60)
Diluted	($0.05)	($1.51)		($0.22)	($0.60)
Weighted average Class A common stock outstanding
Basic	34,634,567	18,163,344		30,996,506	17,901,484
Diluted	34,634,567	18,163,344		30,996,506	17,901,484

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and interest data)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$311,809	$350,697
Accounts receivable, net	16,149	13,248
Other receivables	18,530	56,518
Due from related parties	34	1,871
Inventory	9,899	8,867
Settlement processing assets	310,206	248,330
Other current assets	14,807	11,817
Total current assets	681,434	691,348
Equipment and improvements, net	91,712	103,046
Goodwill	371,523	353,011
Intangible assets, net	261,825	290,139
Investment in unconsolidated investees	2,034	1,753
Due from related parties	-	915
Deferred tax asset	171,016	72,296
Other assets	20,105	21,879
Total assets	$1,599,649	$1,534,387

Liabilities and Shareholders' Deficit
Current liabilities:
Settlement lines of credit	$17,610	$41,819
Current portion of long-term debt	5,618	7,191
Accounts payable	10,551	48,935
Accrued expenses	102,837	112,281
Settlement processing obligations	467,776	428,328
Due to related parties	4,596	4,824
Total current liabilities	608,988	643,378
Long-term debt, net of current portion	702,053	676,865
Due to related parties	385	385
Deferred tax liability	17,364	13,519
Tax receivable agreement obligations, inclusive of related party liability of $111.5 million and $40.7 million at September 30, 2019 and December 31, 2018, respectively	120,912	47,221
ISO reserves	2,751	2,684
Other long-term liabilities	1,758	2,924
Total liabilities	1,454,211	1,386,976
Commitments and contingencies
Redeemable non-controlling interests	1,108,644	1,010,093
Shareholders' deficit:
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 36,711,625 and 26,025,189 shares at September 30, 2019 and December 31, 2018, respectively	4	3
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 34,663,538 and 35,913,538 shares at September 30, 2019 and December 31, 2018, respectively	3	4
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 2,333,955 and 2,461,055 shares at September 30, 2019 and December 31, 2018, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 8,354,978 and 16,785,552 shares at September 30, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	-	178,176
Accumulated deficit attributable to Class A common stock	(471,603)	(223,799)
Accumulated other comprehensive loss	(8,855)	(2,993)
Total EVO Payments, Inc. shareholders' deficit	(480,450)	(48,608)
Nonredeemable non-controlling interests	(482,756)	(814,074)
Total deficit	(963,206)	(862,682)
Total liabilities and deficit	$1,599,649	$1,534,387

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(20,196)	$(79,569)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	68,412	61,308
Amortization of deferred financing costs	2,006	7,856
Change in fair value of contingent consideration	2,362	-
Loss on extinguishment of debt	-	2,055
Gain on sale of investment	(250)	-
Share-based compensation expense	7,841	53,893
Impairment of intangible assets	10,504	-
Deferred taxes, net	(7,880)	504
Other	233	(8,053)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(2,546)	5,822
Other receivables	32,739	3,993
Inventory	(1,487)	3,555
Other current assets	(2,816)	(5,165)
Other assets	(666)	53
Related parties, net	2,288	(3,001)
Accounts payable	(38,973)	(16,744)
Accrued expenses	(7,234)	28,900
Settlement processing funds, net	(15,579)	10,899
Other	67	42
Net cash provided by operating activities	28,825	66,348
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(38,832)	(48,547)
Purchase of equipment and improvements	(24,639)	(38,963)
Acquisition of intangible assets	(4,759)	(19,893)
Net proceeds from sale of investments	250	-
Issuance of notes receivable	-	(20)
Collections of notes receivable	1,812	91
Collection of deferred cash consideration	4,882	-
Net cash used in investing activities	(61,286)	(107,332)
Cash flows from financing activities:
Proceeds from long-term debt	316,479	655,732
Repayments of long-term debt	(318,919)	(743,342)
Deferred financing costs paid	(2)	(3,899)
Contingent consideration paid	(5,919)	(1,621)
Deferred cash consideration paid	-	(65,000)
Acquisition of additional non-controlling interest	-	(16,916)
IPO proceeds, net of underwriter fees	-	231,500
Secondary offering proceeds	258,522	24,967
Purchase of LLC Interests, Class B common stock, and Class D common stock in connection with Secondary Offerings	(239,538)	-
Repurchases of shares to satisfy minimum tax withholding	(1,716)	-
Proceeds from exercise of common stock options	810	-
Distribution to non-controlling interests holders	(6,493)	(6,136)
Net cash provided by financing activities	3,224	75,285
Effect of exchange rate changes on cash and cash equivalents	(9,651)	(3,959)
Net (decrease) increase in cash and cash equivalents	(38,888)	30,342
Cash and cash equivalents, beginning of period	350,697	205,142
Cash and cash equivalents, end of period	$311,809	$235,484

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three months ended September 30,			Nine Months Ended September 30,
	2019	2018	% change	2019	2018	% change

Revenue	$122,363	$144,758	(15%)	$356,398	$413,931	(14%)
Network fees[1]	30,234	-	NM	81,608	-	NM
Adjusted revenue	152,597	144,758	5%	438,006	413,931	6%
Currency impact[2]	-	(3,674)	NM	-	(12,649)	NM
Currency-neutral adjusted revenue	152,597	141,084	8%	438,006	401,282	9%

Net loss	(5,004)	(23,878)	(79%)	(20,196)	(79,569)	(75%)
Less: Net income attributable to non-controlling interests in consolidated entities	(2,220)	(2,433)	(9%)	(4,798)	(4,434)	8%
Income tax expense (benefit)	3,590	32,155	(89%)	(618)	7,974	(108%)
Interest expense, net	10,227	10,076	1%	31,738	45,831	(31%)
Depreciation and amortization	22,804	20,488	11%	68,412	61,308	12%
Share-based compensation[3]	3,019	2,021	49%	7,841	53,284	(85%)
Transition, acquisition and integration costs[4]	9,821	(11)	NM	29,803	19,664	52%
Adjusted EBITDA	42,238	38,419	10%	112,182	104,057	8%
Currency impact[2]	-	(1,190)	NM	-	(3,383)	NM
Currency-neutral adjusted EBITDA	$42,238	$37,229	13%	$112,182	$100,674	11%

	[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers,
	where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
	The adjustment reflected here is for comparability to the prior year as these expenses were reflected in operating
	expenses in 2018. There is no net effect on net loss or adjusted EBITDA.
	[2] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies
	in which EVO conducts operations.
	[3] Represents share-based compensation expense. For the three and nine months ended September 30, 2018, the share-based compensation costs include a payroll tax charge related to share compensation.
	For the nine months ended September 30, 2018, the share-based compensation costs include vesting of awards at the time of the IPO.
	[4] For the three months ended September 30, 2019, earnings adjustments include $0.6 million of employee termination benefits,
	$5.3 million of acquisition and integration related costs, and a $3.9 million impairment charge related to the write-down of a trademark.
	For the three months ended September 30, 2018, earnings adjustments include $3.9 million of employee termination benefits
	and $4.7 million of acquisition and integration related costs. These items were offset by an adjustment of an $8.7 million
	gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary.
	For the nine months ended September 30, 2019, earnings adjustments include $2.7 million of employee termination benefits,
	$18.1 million of acquisition and integration related costs, and $9.0 million of impairment charges net of non-controlling interest.
	For the nine months ended September 30, 2018, earnings adjustments include $6.3 million of employee termination benefits,
	$2.0 million of debt extinguishment costs, a $4.0 million strategic advisory fee, $16.0 million of acquisition
	integration related costs and the adjustment of the $8.7 million gain related to the fair value mark-up on the acquisition
	of a previously minority owned subsidiary.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended September 30,
	2019	Adjustments[1]	2019 Adjusted	2018	Adjustments[2]	Fx impact[3]	2018 Adjusted	Adjusted % change
Transactions
North America	279.1			244.4				14%
Europe	667.3			560.6				19%
Total	946.4			805.1				18%

Segment revenue
North America	$75,021	$9,485	$84,506	$79,487	$-	$(690)	$78,797	7%
Europe	47,341	20,749	68,090	65,271	-	(2,984)	62,287	9%
Total	122,363	30,234	152,597	144,758	-	(3,674)	141,084	8%

Segment profit
North America	23,086	5,376	28,462	30,962	(5,804)	(322)	24,836	15%
Europe	18,542	1,523	20,065	15,985	2,880	(868)	17,997	11%
Corporate	(9,211)	2,923	(6,288)	(8,518)	2,914	-	(5,604)	12%
Total	$32,417	$9,822	$42,238	$38,428	$(10)	$(1,190)	$37,229	13%

Segment profit margin - North America	30.8%		33.7%	39.0%			31.5%
Segment profit margin - Europe	39.2%		29.5%	24.5%			28.9%
Segment profit margin - Total	26.5%		27.7%	26.5%			26.4%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
The adjustment reflected here is for comparability to the prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net loss or segment profit.
For the three months ended September 30, 2019, the North America segment profit adjustments include $0.5 million of employee termination benefits, $1.0 million of acquisition and integration costs, and a $3.9 million impairment charge related to the write-down of a trademark.
The Europe segment profit adjustments include $0.1 of employee termination benefits and $1.4 million of acquisition and integration costs.
Corporate adjustments include $0.1 million of employee termination benefits and $2.8 million of acquisition and integration related costs.
[2] For the three months ended September 30, 2018, North America segment profit adjustments include $1.5 million of employee termination benefits, $1.4 million of transaction and acquisition costs and an adjustment for the $8.7 million gain from the fair value mark-up on the acquisition of a previously minority owned subsidiary.
For the three months ended September 30, 2018, the Europe segment profit adjustments include $2.5 million of employee termination benefits and $0.4 million of integration costs.
For the three months ended September 30, 2018, Corporate segment profit adjustments include $2.9 million of transaction and acquisition related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

	Nine months ended September 30,
	2019	Adjustments[1]	2019 Adjusted	2018	Adjustments[2]	Fx impact[3]	2018 Adjusted	Adjusted % change
Transactions
North America	784.1			708.6				11%
Europe	1,860.6			1,565.9				19%
Total	2,644.6			2,274.5				16%

Segment revenue
North America	$222,643	$26,953	$249,596	$232,687	$-	$(1,016)	$231,671	8%
Europe	133,755	54,655	188,410	181,244	-	(11,633)	169,611	11%
Total	356,398	81,608	438,006	413,931	-	(12,649)	401,282	9%

Segment profit
North America	65,618	15,483	81,101	73,616	(75)	(483)	73,058	11%
Europe	41,857	7,310	49,167	42,657	3,100	(2,900)	42,857	15%
Corporate	(25,095)	7,008	(18,087)	(31,879)	16,638	-	(15,241)	19%
Total	$82,380	$29,802	$112,182	$84,393	$19,664	$(3,383)	$100,674	11%
Segment profit margin - North America	29.5%		32.5%	31.6%			31.5%
Segment profit margin - Europe	31.3%		26.1%	23.5%			25.3%
Segment profit margin - Total	23.1%		25.6%	20.4%			25.1%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net loss or segment profit.
For the nine months ended September 30, 2019, the North America segment profit adjustments include $2.4 million for employee termination benefits, $7.1 million of acquisition and integration costs, and $6.0 million of impairment charges.
The Europe segment profit adjustments include $0.1 million of employee termination benefits, $4.2 million of acquisition and integration costs, and $3.0 million in an impairment charge from a joint venture agreement net of non-controlling interest.
Corporate adjustments include $0.2 million of employee termination benefits and $6.8 million of acquisition and integration related costs.
[2] For the nine months ended September 30, 2018, the North America segment profit adjustments include $3.8 million for employee termination benefits, $4.7 million of acquisition and integration costs, and an adjustment for the $8.7 million gain on fair value markup on the acquisition of a previously minority owned subsidiary.
The Europe segment profit adjustments include $2.5 million of employee termination benefits and $0.6 million of acquisition and integration costs.
Corporate adjustments include $16.6 million of acquisition and integration related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Pro Forma Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,			Nine Months Ended September 30,
	2019	2018	% change	2019	2018	% change

Net loss	$(5,004)	$(23,878)	(79%)	$(20,196)	$(79,569)	(75%)
Net income attributable to non-controlling interests in consolidated entities	(2,220)	(2,433)	(9%)	(4,798)	(4,434)	8%
Non-GAAP adjustments:
Income tax expense (benefit)	3,590	32,155	(89%)	(618)	7,974	NM
Share-based compensation[1]	3,019	2,021	49%	7,841	53,284	(85%)
Transition, acquisition and integration costs[2]	9,821	(11)	NM	29,803	26,912	11%
Acquisition intangible amortization[3]	12,126	10,623	14%	35,086	32,213	9%
Non-GAAP adjusted income before taxes	21,332	18,478	15%	47,118	36,379	30%
Income taxes at pro forma tax rate[4]	(4,928)	(4,311)	14%	(10,884)	(8,487)	28%
Pro forma adjusted net income	$16,404	$14,167	16%	$36,233	$27,891	30%

Pro forma adjusted net income per share[5]	$0.19	$0.17	12%	$0.42	$0.34	24%

[1] Represents share-based compensation expense in each period. The 2018 periods includes a payroll tax charge related to share compensation.
[2] For the three months ended September 30, 2019, earnings adjustments include $0.6 million of employee termination benefits,
$5.3 million of acquisition and integration costs, and an impairment charge related to the write-down of a trademark for $3.9 million.
For the three months ended September 30, 2018, earnings adjustments include $3.9 million of employee termination benefits, and $4.7 million of transaction and acquisition related costs. These items were offset by an adjustment of an $8.7 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary.
For the nine months ended September 30, 2019, earnings adjustments include $2.7 million of employee termination benefits,
$18.1 million of acquisition and integration costs, and impairment charges of $9.0 million net of non-controlling interest.
For the nine months ended September 30, 2018, earnings adjustments include $6.3 million of employee termination benefits,
$2.0 million of debt extinguishment costs, a $4.0 million strategic advisory fee, and $16.0 million of transaction and acquisition related costs, the adjustment of the $8.7 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary and a $7.2 million debt restructuring charge.
[3] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[4] Pro forma corporate income tax expense calculated using 23.1% and 23.3% for 2019 and 2018, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[5] Uses 86.2 million shares including shares issuable upon exercise of the exchange of LLC Interests,
Class B shares, Class C shares, and Class D shares, as well as Class A shares issuable for RSU's and options.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Outlook summary (unaudited)

(in millions, except per share data)

			Reported	Constant fx
	2019 Outlook	2018 Actual	% Change	% Change

Revenue	$486 to $490		N/A	N/A
Network fees[1]	110
Adjusted revenue	$596 to $600	$565	5% - 6%	8% - 9%

GAAP net loss	($18) to ($13)	($99)
Adjustments[2]	177 to 176	247
Adjusted EBITDA	$159 to $163	$148	7% - 10%	10% - 13%

GAAP net loss per share attributable to EVO	($0.19) to ($0.15)	($0.70)
Adjustments[3]	0.77 to 0.76	1.21
Pro forma adjusted net income per share	$0.58 to $0.61	$0.52	12% - 17%	N/A

[1] Effective January 1, 2019, EVO adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount. For 2018, payment network fees were presented within operating expenses and in
2019 payment network fees are presented as a reduction of revenues. As a result, adjusted revenue for 2019 is presented on a basis that is comparable to the prior year.

[2] 2019 represents an estimated range of adjustments to reconcile net loss to adjusted EBITDA.
These adjustments include a) net loss attributable to non-controlling interests in consolidating entities,
b) income tax expense, c) net interest expense, d) depreciation and amortization, e) share-based compensation, and f) costs related to transition, acquisition or integration activities.

[3] 2019 represents an estimated range of adjustments to reconcile net loss to pro forma adjusted net income per share.
These adjustments include a) income tax expense, b) share-based compensation costs, c) costs related to transition, acquisition or integration activities, d) the inclusion of amortization of intangible assets acquired in business combinations and other customer portfolio and related asset acquisitions and e) adjustments to income to reflect an effective pro forma corporate tax rate of 23.1%.
2018 includes adjustments as described in Schedule 6 which reconcile net loss to pro forma adjusted net income per share.
GAAP net loss per share uses Class A share counts. Pro forma adjusted net income per share uses 86.2 million of shares outstanding including shares issuable upon exercise of the exchange of LLC Interests,
Class B shares, Class C shares, and Class D shares, as well as Class A shares issuable for RSU's and options.